Exhibit 99.1

April 10, 2015

Board of Directors

Regal Entertainment Group

7132 Regal Lane

Knoxville, TN  37918

To the Boards of Directors:

I hereby resign from my positions as a member of the board of directors (and all committees thereof) of Regal Entertainment Group effective as of the date hereof.

/s/ Nestor R. Weigand, Jr.
Nestor R. Weigand, Jr.